EXHIBIT 7.3
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                              STANDSTILL AGREEMENT


     THIS STANDSTILL AGREEMENT (the "Agreement") dated as of this 19th day of January, 1999, is between MATRIA HEALTHCARE, INC., a Delaware corporation ("Matria"), MARK J. GAINOR, a Georgia resident ("MJG"), and SZ INVESTMENTS, L.L.C., a Delaware limited liability company ("SZI").

                              Statement of Purpose
                              --------------------

     MJG Affiliates (as defined below) and SZI Affiliates (as defined below) are members of Gainor Medical Management, L.L.C., a Georgia limited liability company ("GMM"). GMM and Matria have entered into a Purchase and Sale Agreement dated as of December 21, 1998 (the "Purchase Agreement"), pursuant to which Matria will acquire substantially all of the assets of GMM, including its interests in its subsidiaries, for consideration consisting, in part, of Redeemable Preferred Stock, Warrants, Convertible Preferred Stock and an Earn-Out Note (each as defined below) of Matria. Upon consummation of the transactions contemplated by the Purchase Agreement, MJG and SZI will own indirectly through their respective Affiliates approximately 10.74% and 1.66%, respectively, of the Fully Diluted Common Stock (as defined below) of Matria. In addition, the MJG Affiliates and/or SZI Affiliates may acquire Common Stock of Matria in the open market after the closing of the Purchase Agreement. As a condition to consummation of the Purchase Agreement, MJG, SZI and Matria have agreed to enter into this Agreement with respect to the ownership, voting and disposition of the Voting Securities (as defined below) of Matria owned by the MJG Affiliates and/or the SZI Affiliates.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

     1.     Definitions.  For  all  purposes  of  this  Agreement, the following
            -----------
terms shall have the respective meanings specified below, and terms used herein and not defined herein shall have the meaning given in the Purchase Agreement:

     "Affiliate"  shall  have the meaning ascribed to such term pursuant to Rule
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12b-2 under the Exchange Act, as in effect on the date hereof; provided, that in
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no  event  shall  MJG  and  SZI  be  deemed  to  be  Affiliates  of  each other.

     "Beneficial  Ownership" means beneficial ownership as defined in Rule 13d-3
      ---------------------
of  the  Exchange  Act.

     "Board"  means  the  Board  of  Directors  of  Matria.
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     "Change  in  Control"  means  any of the following events:  (i) any Person,
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other  than an "Existing Shareholder" (as hereinafter defined) is or becomes the direct or indirect beneficial owner of shares of the Matria's capital stock representing greater than 50% of the power to vote in the election of directors under ordinary circumstances, or (ii) Matria sells, transfers or otherwise disposes of all or substantially all of the assets of Matria other than in any transaction between Matria and a wholly-owned subsidiary of Matria, or (iii) Matria is a party to a merger or a consolidation in which the holders of Matria's voting securities prior to such merger or consolidation own, directly or indirectly, securities representing less than 50% of the voting power in the surviving entity.

     "Common  Stock"  means  (a)  the Common Stock of Matria, par value $.01 per
      -------------
share, as described in the Certificate of Incorporation of Matria or any shares of capital stock issued in exchange, redemption or conversion thereof, and (b) any other class of capital stock of Matria whether currently outstanding or as may be hereafter issued or authorized for issuance having the right to share in distributions either of earnings or assets without limit as to amount or percentage.

     "Convertible  Preferred  Stock"  means  the  Series A Convertible Preferred
      -----------------------------
Stock of Matria, par value $.01 per share, issued pursuant to the Purchase Agreement and described in the Certificate of Incorporation of Matria.

     "Disinterested Majority" means a majority of the members of the Board other
      ----------------------
than the representatives of the MJG Affiliates and/or the SZI Affiliates nominated and elected to the Board pursuant to Section 4.1 or 4.2 below.

     "Earn-Out  Note"  shall  have  the  meaning  ascribed  to  such term in the
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Purchase  Agreement.

     "Exchange  Act"  means  the  Securities  Exchange  Act of 1934, as amended.
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     "Existing  Shareholder"  shall mean Mark J. Gainor, SZ Investments, L.L.C.,
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any  holder  of any of the Convertible Preferred Stock, the Redeemable Preferred
Stock  or  the  Warrants,  or  any  affiliate  of  any  of  them.

     "Fully  Diluted"  means,  with  respect  to  the  Common  Stock, all of the
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outstanding  Common  Stock of Matria determined as if any security or obligation directly or indirectly exercisable for or convertible into Common Stock had been so exercised or converted.

     "Institutional  Investor"  shall  mean any bank, thrift, investment company
      -----------------------
registered under the Investment Company Act of 1940, pension fund or insurance company, or any "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

     "Investor"  means  any  of  the  MJG  Affiliates  and  the  SZI  Affiliates
      --------
individually, and "Investors" means all of the MJG Affiliates and SZI Affiliates collectively.

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     "Market  Price"  means, per share of Common Stock, as of the date of notice
      -------------
of repurchase pursuant to Section 3.5 or as of the date of any notice of acceptance of a director's resignation pursuant to Section 4.1, (a) if such Common Stock is listed on a national securities exchange or traded on The Nasdaq National Market System ("NMS"), the average mean between the highest price and the lowest price of which the Common Stock shall have been sold regular way on the national securities exchange (or if traded on more than one such exchange, the principal exchange on which such shares are traded) or the NMS each day in the 20 consecutive trading days ending on said date, or (b) if the Common Stock shall not be listed on a national securities exchange or traded on the NMS but shall be traded in the over-the-counter market and quotations therefor are reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the average during the 20 consecutive trading days ending on such date of the last price (if such last price is then reported on a real-time basis) or each such day, or, if the last price is not then so reported, the mean between the bid and asked prices last reported on each such day, by NASDAQ for the over-the-counter market on said date, or (c) if at any time quotations for the Common Stock shall not be reported by NASDAQ for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange or traded on the NMS, the fair market value per share of Common Stock as determined by the Board on the basis of available prices for such Common Stock or in such other manner as the Board may deem reasonable.

     "MJG Affiliates" means MJG and any Affiliate of MJG (in each case exclusive
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of  any  SZI  Affiliate).

     "MJG Minimum Ownership" means the direct or indirect  beneficial  ownership
      ---------------------
by any MJG Affiliates and their Permitted Transferees (other than any SZI Affiliate) of Convertible Preferred Stock, Redeemable Preferred Stock, Warrants, Common Stock and/or the Earn-Out Note having an aggregate value of at least $25,000,000. For purposes of this definition, "value" shall be determined as follows: for Convertible Preferred Stock and Redeemable Preferred Stock, the aggregate liquidation preference of such stock plus all accrued and unpaid dividends thereon; for Common Stock, the aggregate Market Price of such stock; for Warrants, the excess (if any) of the aggregate Market Price of the Common Stock issuable upon exercise of such Warrants over the aggregate exercise price of such Warrants; and for the Earn-Out Note, the outstanding balance plus all accrued and unpaid interest owed thereon, not to exceed $10,000,000 in the aggregate.

     "Permitted  Transferee"  means  (i) any member of GMM as of the date of the
      ---------------------
Purchase Agreement, (ii) any Affiliate of any such member, (iii) any employee or consultant of any Investor or Rosenberg & Liebentritt, P.C., (iv) the spouse, siblings, ancestors, and lineal descendants of any of the foregoing, and (v) any trust, family limited partnership or similar entity established for the benefit of any of the foregoing; provided that, in each case, such Person agrees in a writing, delivered to Matria, to be bound by the provisions of this Agreement (if not already so bound).

     "Person"  means  any  individual,  firm,  corporation, partnership, limited
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liability  company,  trust,  incorporated  or  unincorporated association, joint venture,  joint  stock  company,  governmental body or other entity of any kind.

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     "Redeemable  Preferred Stock" means the Series B Redeemable Preferred Stock
      ---------------------------
of Matria, par value $.01 per share, issued pursuant to the Purchase Agreement and described in the Certificate of Incorporation of Matria.

     "Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.
      ---------------

     "SZI  Affiliate"  means  SZI  and any of its Affiliates under control of or
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common  control  with  SZI  (in  each  case  exclusive  of  any MJG Affiliates);
provided, however, that, notwithstanding the foregoing, no Person shall be deemed to be an SZI Affiliate unless (i) Sam Zell or any other executive officer of SZI has actual knowledge of the relevant action to be attributed to the SZI Affiliate hereunder or (ii) in the case of publicly held entities that might otherwise fall within this definition, unless Sam Zell or any other executive officer of SZI took any action, directly or indirectly, to cause, suggest, encourage or assist such publicly held entity to take the relevant action to be attributed to the SZI Affiliate hereunder.

     "Voting  Securities" means, collectively, Common Stock, any preferred stock
      ------------------
of Matria that is entitled to vote generally for the election of directors, any other class or series of Matria securities that is entitled to vote generally for the election of directors and any other securities, warrants, options or rights of any nature that are directly or indirectly convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of, Common Stock, Matria preferred stock that is entitled to vote generally for the election of directors, or any other class or series of Matria securities that is entitled to vote generally for the election of directors.

     "Warrants"  means  the  warrants  to purchase Common Stock of Matria issued
      --------
pursuant  to  the  Purchase  Agreement.

     2.1     Representations  and  Warranties  of  Investors:
             -----------------------------------------------

     (a)     MJG  represents  and  warrants  to  Matria  as  follows:

          (i) MJG has full legal right, power and authority to enter into and perform this Agreement. This Agreement is a valid and binding obligation of MJG enforceable against MJG in accordance with its terms, except that such enforcement may be subject to (A) bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and (B) general principles of equity (regardless of whether asserted at law or in equity).

          (ii) Neither the execution and delivery of this Agreement by MJG nor the consummation by MJG of the transactions contemplated hereby conflicts with or constitutes a violation of or default under any statute, law, regulation, order or decree applicable to MJG, or any contract, commitment, agreement, arrangement or restriction of any kind to which MJG is a party or by which MJG is bound.

     (b)     SZI  represents  and  warrants  to  Matria  as  follows:

          (i) SZI has full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by SZI and the consummation by SZI of the transactions contemplated hereby have been

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duly  authorized  by  all necessary limited liability company or other action on behalf of SZI. This Agreement is a valid and binding obligation of SZI enforceable against SZI in accordance with its terms, except that such enforcement may be subject to (A) bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and (B) general principles of equity (regardless of whether asserted at law or in equity).

          (ii) Neither the execution and delivery of this Agreement by SZI nor the consummation by SZI of the transactions contemplated hereby conflicts with or constitutes a violation of or default under the certificate of formation or other organizational or governing documents of SZI, any statute, law, regulation, order or decree applicable to SZI, or any contract, commitment, agreement, arrangement or restriction of any kind to which SZI is a party or by which SZI is bound.

     2.2     Representations and Warranties of Matria.  Matria hereby represents
             ----------------------------------------
and  warrants  to  each  Investor  as  follows:

     (a) Matria has full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by Matria and the consummation by Matria of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on behalf of Matria. This Agreement is a valid and binding obligation of Matria enforceable against Matria in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether asserted at law or in equity).

     (b) Neither the execution and delivery of this Agreement by Matria nor the consummation by Matria of the transactions contemplated hereby conflicts with or constitutes a violation of or default under the charter or by-laws of Matria, any statute, law, regulation, order or decree applicable to Matria, or any contract, commitment, agreement, arrangement or restriction of any kind to which Matria is a party or by which Matria is bound.

     3.1     Restrictions  on  Certain Actions by Investors.  Subject to Section
             ----------------------------------------------
3.2 hereof, until the fifth anniversary of this Agreement, unless otherwise approved by a Disinterested Majority, neither MJG, whether directly or indirectly through any MJG Affiliate, nor SZI, whether directly or indirectly through any SZI Affiliate, shall:

     (a) acquire, announce an intention to acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire by purchase, by gift, by joining a partnership, limited partnership, syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act, such term to have such meaning throughout this Agreement) or otherwise, any (i) assets, businesses or properties of Matria other than in the ordinary course of business or (ii) any Voting Securities:

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     (b)  participate  in the  formation or encourage the formation of any group
(other than any group consisting exclusively of the Investors and/or their Permitted Transferees), or join or in any way participate with any Person (other than the Investors and/or their Permitted Transferees), which owns or seeks to acquire beneficial ownership of Voting Securities;

     (c) solicit, or participate in any "solicitation" of "proxies" (other than with respect to Voting Securities held by the Investors and/or their Permitted Transferees and/or in compliance with this Agreement) or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, these terms to have such meaning throughout this Agreement) with respect to Matria, in each case in opposition to the recommendation of a Disinterested Majority;

     (d) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to Matria or induce any Person (other than the Investors and/or their Permitted Transferees) to initiate any stockholder proposal, in each case in opposition to the recommendation of a Disinterested Majority;

     (e) except as contemplated by the terms of the Convertible Preferred Stock, the Redeemable Preferred Stock or this Agreement, seek to place more than one representative of each of the MJG Affiliates and the SZI Affiliates on the Board of Directors of Matria, seek the removal of any member of the Board of Directors of Matria or seek to have called any meeting of the stockholders of Matria, in each case in opposition to the recommendation of a Disinterested Majority;

     (f) deposit any Voting Securities in a voting trust or, except as specifically contemplated by this Agreement, subject them to a voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities, other than any such trust, agreement or other arrangement involving no Person other than the Investors and their Permitted Transferees;

     (g) otherwise act, alone or in concert with any other Person (other than the Investors and/or their Permitted Transferees), to seek to control the management, Board, policies or affairs of Matria or solicit, propose, seek to effect or negotiate with any other Person (including, without limitation, Matria, but excluding any Investor and its Permitted Transferees) with respect to any form of business combination or other extraordinary transaction with Matria or any of its subsidiaries or any restructuring, recapitalization, similar transaction or other transaction not in the ordinary course of business with respect to Matria or any of its subsidiaries, solicit, make or propose or negotiate with any other Person (other than the Investors and/or their Permitted Transferees) with respect to, or announce an intent to make, any tender offer or exchange offer for any securities of Matria or any of its subsidiaries, in each case in opposition to the recommendation of a Disinterested Majority, or publicly disclose an intent, purpose, plan or proposal with respect to Matria, any of its subsidiaries or any securities or assets of Matria or any of its subsidiaries, that would violate the provisions of this Section 3.1, or assist, participate in, facilitate or solicit any effort or attempt by any Person to do or seek to do any of the foregoing; or

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     (h) request  Matria (or its  directors,  officers,  employees or agents) to amend or waive any provision of this Agreement (including, without limitation, this Section 3.1(h)) or otherwise seek any modification to or waiver of any of the agreements or obligations of the Investors under this Agreement in each case in opposition to the recommendation of a Disinterested Majority.

     3.2     Certain  Permitted  Actions.  Notwithstanding  the  limitations and
             ---------------------------
restrictions  set  forth  elsewhere  in  this  Agreement:

     (a) The Investors and their Permitted Transferees shall have the right to acquire the Convertible Preferred Stock and the Redeemable Preferred Stock and to convert the Convertible Preferred Stock and acquire Common Stock issuable upon conversion of the Convertible Preferred Stock (or upon conversion, exercise or exchange of any securities received from Matria in exchange for the Convertible Preferred Stock) and shall have the right to acquire any Matria securities distributed as a dividend, because of an adjustment resulting from the operation of anti-dilution provisions, or otherwise in respect of Convertible Preferred Stock or any securities received from Matria in exchange for the Convertible Preferred Stock.

     (b) The Investors and their Permitted Transferees shall have the right to acquire the Warrants and to exercise the Warrants and acquire Common Stock issuable upon exercise of the Warrants (or upon conversion, exercise or exchange of any securities received from Matria in exchange for the Warrants) and shall have the right to acquire any Matria securities distributed as a dividend, because of an adjustment resulting from the operation of anti-dilution provisions, or otherwise in respect of the Warrants or any securities received from Matria in exchange for the Warrants.

     (c) In addition to any Matria  securities  acquired  pursuant to paragraphs
(a) or (b) of this Section 3.2, the Investors and their Permitted Transferees shall have the right to acquire Voting Securities so long as immediately after such acquisition the Investors and their Permitted Transferees collectively would have Beneficial Ownership of no more than an aggregate of 35% of the Fully Diluted Common Stock;

     (d) Notwithstanding anything to the contrary in this Agreement, the Investors shall have the right to discuss any business matters (including but not limited to subjects that may be within the matters listed in Section 3.1 of this Agreement) privately with the chief executive officer and other senior executive officers of Matria (and Matria agrees that its chief executive officer and other senior executive officers will make themselves reasonably available for such discussions). Notwithstanding anything to the contrary in this Agreement, the Investors also may discuss their investment in Matria with each other, their Permitted Transferees, their own stockholders, and members and with the investment community, provided that such discussions are not for the purpose of circumventing Section 3.1 hereof.

     (e) As a holder of Common Stock, Convertible Preferred Stock and Warrants, the Investors and their Permitted Transferees may exercise Rights under Matria's Stockholder Rights Plan and may acquire the securities issuable upon exercise of those Rights.

     (f) Any purchase of Common Stock by the Investors or their Permitted Transferees which was contemplated and permitted under the Confidentiality Agreement referred to in Section 3.1 of the Purchase Agreement shall be deemed a permitted action hereunder.

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     3.3     Voting.  In  connection  with either (a) the election or removal of
             ------
directors of Matria or (b) any stockholder proposals with respect to Matria in opposition to the recommendation of a Disinterested Majority, MJG shall, and shall direct the MJG Affiliates to, and SZI shall, and shall direct the SZI Affiliates to, vote all Voting Securities owned by them (a) in accordance with the recommendation of Matria's Board of Directors with respect to such matter, or (b) in the absence of a recommendation, in the same proportion as the votes cast by all other holders of Voting Securities with respect to such matter; provided that each Investor and its Permitted Transferees shall retain the right to vote, in their sole and absolute discretion, all Voting Securities owned by such Investor and its Permitted Transferees with respect to the following matters:

     (a) the election of individuals proposed by the Investors to serve as members of the Board in accordance with Section 4.1 or 4.2 of this Agreement;

     (b) the election of individuals proposed by the holders of the Convertible Preferred Stock or the Redeemable Preferred Stock in accordance with the terms of such securities; and

     (c) matters respecting which a class or series vote of the Convertible Preferred Stock or the Redeemable Preferred Stock is provided pursuant to law or pursuant to Matria's charter or by-laws.

By voting as directed by Matria, the Investors and their Permitted Transferees shall not be deemed to have waived any rights (i) that they may have to enforce their rights under Matria's Certificate of Incorporation, Matria's Bylaws, the Purchase Agreement or the Delaware General Corporation Law to challenge the actions taken or (ii) which they would otherwise be entitled to exercise under
Section  262  of  the  Delaware  General  Corporation  Law.

     3.4     Restrictions  on  Transfer.
             --------------------------

     (a) Until the second anniversary of this Agreement, neither the MJG Affiliates nor the SZI Affiliates will sell, assign, transfer, grant an option with respect to or otherwise dispose of any interest in (or enter into an agreement, arrangement or understanding with respect to the foregoing) (individually and collectively, "Sell") any Voting Securities, except for the dispositions described in Section 3.4(c) below, which, to the extent provided in
Section 5.1 hereof, are subject to the right of first offer specified in Section
5.1  hereof.

     (b) From and after the second anniversary of this Agreement and until the fifth anniversary of this Agreement, neither the MJG Affiliates nor the SZI Affiliates will Sell any Voting Securities except for (i) the dispositions described in Section 3.4(c) below and (ii) the sale or other disposition of any Voting Securities to any Person or group if, after due inquiry, the Investor reasonably believes such Person or group would not have Beneficial Ownership of 15% or more of the then outstanding Common Stock, after taking such sale or other disposition into account, in each case, which, to the extent provided in
Section 5.1 hereof, are subject to the right of first offer specified in Section
5.1 hereof.

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     (c)     The  Investors  and  their  Permitted  Transferees  may Sell Voting
Securities (i) pursuant to a transaction approved in writing by a Disinterested Majority; (ii) pursuant to (A) a "qualifying offer" (as hereinafter defined) or
(B) a "qualifying tender offer" (as hereinafter defined); (iii) in a transfer made by any Investor or its Permitted Transferees to any other Investor or any Permitted Transferee or any other Investor's Permitted Transferees provided the transferee agrees in a writing, delivered to Matria, to be bound by the provisions of this Agreement (if not already bound) (provided that the transferor of such Voting Securities shall also continue to remain bound by the terms of this Agreement, unless Matria shall otherwise, consent in writing, such consent not to be unreasonably withheld); (iv) pursuant to a bona fide pledge of Voting Securities by the Investor and its Affiliates as security for bona fide indebtedness to a brokerage firm or financial institution not affiliated with the Investor or any of its Affiliates for money borrowed or pursuant to such pledge by such pledgee; (v) in "brokers' transactions" (as such term is defined in Rule 144(g) of the Securities Act, which definition shall apply for all purposes of this Agreement) on the NMS, or if any particular series of Voting Securities is not listed on the NMS, on the principal national securities exchange on which such Voting Securities are listed or admitted to trading, and if not so listed or admitted, in the over-the-counter market, subject in all cases to the volume limitations presently set forth in Rule 144(c)(1) of the Securities Act; (vi) in a registered public offering pursuant to the Registration Rights Agreement; (vii) constituting 5% or less of the then outstanding Common Stock on a Fully Diluted basis (or, with the prior written consent of Matria, more than 5%) to any Institutional Investor whom Investor reasonably believes is Purchasing for investment and not with a view toward effecting or assisting in a change of control; (viii) to any Person or group if, after due inquiry, the Investor reasonably believes such Person or group would not own 5% or more of the then outstanding Common Stock; or (ix) as a result of a merger, consolidation, share exchange or liquidation of the Investor in which the Investor is not the survivor, provided that the surviving or successor entity and each entity that "controls" (as that term is defined in Rule 405 of the Securities Act) the surviving or successor entity agrees in writing with Matria to be bound by the provisions of this Agreement.

     For purposes of this Agreement, a "qualifying offer" shall mean (i) any tender offer or exchange offer commenced by Matria for any Voting Securities; and (ii) any acquisition transaction involving any Voting Securities proposed by a Person or entity other than Matria (A) which is approved by, or not opposed by, a Disinterested Majority of the Board of Directors of Matria, or (B) where such third party offeror already owns at least 50% of the outstanding Voting Securities. For purposes of this Agreement, a "qualifying tender offer" shall mean any acquisition transaction involving any Voting Securities which is a bona fide tender offer or exchange offer that is commenced by a third party offeror who does not already own at least 50% of the outstanding Voting Securities at a price per share greater than the closing price per share on the principal securities exchange on which the Matria Common Stock is then traded on the last trading day prior to the first public announcement of such offer, if upon consummation thereof, such third party offeror would be the beneficial owner of 50% or more of the shares of Matria Common Stock then outstanding.

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
     3.5     Repurchase of Common Stock.  In the event that MJG and SZI, whether
             --------------------------
directly or indirectly through any Affiliate, shall at any time without the express approval of a Disinterested Majority have in the aggregate Beneficial Ownership of Common Stock in excess of 35% of the Fully Diluted Common Stock of Matria (whether due to redemption, open market repurchases, an issuer tender offer or otherwise), Matria shall have the right and option, in addition to any other remedy for breach of this Agreement, to repurchase shares of Common Stock held by MJG Affiliates or the SZI Affiliates (other than shares of Common Stock acquired upon conversion of the Convertible Preferred Stock or upon exercise of the Warrants) in order to reduce such beneficial ownership of Common Stock to such percentage. Such right and option may be exercised by Matria by delivering written notice to MJG or SZI, as the case may be, on any business day at the address set forth in Section 7(h) and the closing of the repurchase shall occur at the principal office of Matria within 10 business days of the date of such notice. At such closing, Matria shall tender the Market Price per share of the Common Stock subject to repurchase in immediately available funds and the selling party shall deliver certificates for the shares to be purchased duly endorsed for transfer to Matria together with a certificate to the effect that such selling party owns the shares to be transferred free and clear of any and all liens, claims and other adverse interests other than restrictions imposed by applicable securities laws.

     3.6     Dispositions in Certain Events.  If an Investor acquires any Voting
             ------------------------------
Securities in violation of this Agreement, it will immediately dispose of such Voting Securities to Persons which are not Investors in a manner permitted by
Section 3.4. If Matria shall enter into a definitive agreement providing for a transaction that will result in a Change in Control, the restrictions in Section
3.5  hereof  shall  terminate  immediately.

     3.7     Legend  on  Certificates.  Any  certificate  representing shares of
             ------------------------
Voting Securities held by Investors or their Affiliates shall bear a conspicuous legend referring to the restrictions on transfer and voting agreements set forth in this Agreement.

     4.1     Nominations  to  the  Board.  Upon  closing  of  the  transactions
             ---------------------------
contemplated by the Purchase Agreement, Matria shall exercise its good faith efforts (including effecting any increase in the size of the Board, if necessary) and take all necessary or appropriate action to insure that (a) MJG or such other individual as MJG shall designate shall be nominated to a class of directors of the Board at each annual meeting at which the term of office of such Person as a director would otherwise expire commencing as of the Closing Date and continuing until the earlier of the fifth anniversary of this Agreement or until the MJG Minimum Ownership is no longer satisfied; and (b) Rod F. Dammeyer or such other individual as SZI shall designate shall be nominated to a class of directors of the Board to serve thereon commencing as of the Closing Date and continuing for a single three year term. In the event that the MJG Minimum Ownership is not satisfied, MJG's nominee shall immediately withdraw as a nominee or resign as a director, as the case may be, and MJG shall no longer have any rights under this Section 4.1 whether or not such party may thereafter acquire the MGJ Minimum Ownership. Provided that MJG or his designee is otherwise qualified to serve as a director and MJG or his designee fails to be nominated to serve as director, MJG shall be released from his obligation under this Agreement.

     4.2     Death,  Permanent  Disability  or  Resignation  of  Board
             ---------------------------------------------------------
Representatives.  In  the event that any representative nominated and elected to
---------------
the Board pursuant to Section 4.1 ceases to be a member of the Board by reason of his death, permanent disability or resignation (other than a resignation required pursuant to Section 4.1), Matria shall exercise its good faith efforts, consistent with the fiduciary obligations of the Board under applicable law, to replace any such representative with another designee of the applicable party or his personal representative.

     4.3     Reporting  Obligations.  As  long  as  any  Investors  and/or their
             ----------------------
Permitted Transferees holds any Convertible Preferred Stock, Redeemable Preferred Stock, Warrants or Common Stock and/or any amount of principal or interest is owed under the Earn-Out Note, Matria shall deliver to MJG or SZI
(who in turn shall be entitled to distribute copies of the same to any MJG Affiliate, SZI Affiliate and/or their Permitted Transferees who hold any of the foregoing securities or instruments) at the addresses set forth in Section 6.1 hereof:

     (a) within 105 days after the close of each fiscal year and within 50 days after the close of each of the first three quarters of each fiscal year financial statements, including any notes thereto (and, in the case of fiscal year end, an auditors' report by a firm of established national reputation) and the Management's Discussion and Analysis of Financial Condition and Results of Operations, for Matria and its subsidiaries in the form required to be included in an annual or quarterly reports furnished pursuant to the Exchange Act and the rules and regulations promulgated thereunder; and

     (b) within 30 days after the end of each calendar month, a consolidated and consolidating balance sheet, income statement and cash flow statements, and consolidated shareholders' equity statement for Matria and its subsidiaries for the immediately preceding calendar month.

     4.4     Reports Under the Exchange Act. With a view to making  available to
             ------------------------------
the Investors and their Permitted Transferees the benefits of Rule 144 and any other rule or regulation of the Securities and Exchange Commission that may at any time permit an Investor to sell securities of Matria to the public without registration or pursuant to a registration on Form S-3, Matria agrees to:

     (a) use its reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

     (b) use its reasonable efforts to file with the Securities and Exchange Commission in a timely manner all reports and other documents required under the Securities Act and the Exchange Act; and

     (c) furnish to any Investor and its Permitted Transferees forthwith upon request (i) a written statement by Matria as to its compliance with the reporting requirements of Rule 144, or as to whether it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of Matria and such other reports and documents so filed by Matria, and (iii) such other information (and Matria shall take such action) as may be reasonably requested in availing the Investor or its Permitted Transferees of any rule or regulation of the Securities and Exchange Commission which permits the selling of any such securities without registration or pursuant to such form.

     5.1     Right  of  First  Offer.  In  the event that an Investor desires to
             -----------------------
sell all or part of its holding of Voting Securities (the "Shares") pursuant to the terms of Section 3.4(b)(ii), Section 3.4(c)(ii)(B), Section 3.4(c)(vii), and
Section 3.4(c)(viii) hereof, such Investor shall first give written notice of such intent to Matria. Matria shall have a period of 30 days from the receipt of such written notice to deliver to such Investor an irrevocable written offer (a "Purchase Offer") to purchase such Shares for cash at the price and upon such other terms and conditions as are set forth in the Purchase Offer. In the event Matria delivers such Purchase Offer within the 30 day period, such Investor may accept or reject in its sole and absolute discretion such Purchase Offer by delivering written notice of acceptance or rejection within 30 days of the receipt of such Purchase Offer. In the event of acceptance of such Purchase Offer, the closing of the sale of the Shares shall occur in the manner provided in the Purchase Offer. In the event Matria fails to deliver a Purchase Offer or such Investor rejects such Purchase Offer, such Investor shall have a period of 120 days following the earlier of the expiration of the 30 day period referred to above or the express rejection of the Purchase Offer to sell the Shares in accordance with Section 3.4(b)(ii), or Section 3.4(c)(ii)(B), or Section 3.4(c)(vii) or Section 3.4(c)(viii) hereof free and clear of the terms of this Agreement; provided, that (i) the terms of such sale shall be more favorable
            --------
than the terms contained in the Purchase Offer, if any, and (ii) upon the expiration of the 120 day period, such Shares, if not then sold pursuant to
Section 3.4(b)(ii), Section 3.4(c)(ii)(B), Section 3.4(c)(vii) or Section 3.4(c)(viii) shall once again be subject to the right of first offer contained herein.

     6.1     Miscellaneous.
             -------------

     (a)     Liability  of  Investors.  Any  liability or obligation of any kind
             ------------------------
whatsoever under this Agreement shall be several and not joint as between any MJG Affiliate(s) and their Permitted Transferees, on the one hand, and any SZI Affiliate(s) and their Permitted Transferees, on the other hand. Notwithstanding anything to the contrary in this Agreement, in no event shall any MJG Affiliate be responsible in any manner for any liability or obligation of, or the breach of any provision of this Agreement by, any person or group who is not an MJG Affiliate. Notwithstanding anything to the contrary in this Agreement, in no event shall any SZI Affiliate be responsible in any manner for any liability or obligation of, or the breach of any provision of this Agreement by, any person or group who is not an SZI Affiliate.

     (b)     Interpretation.  For  all  purposes  of  this  Agreement,  the term
             --------------
Matria Common Stock shall include any securities of any issuer entitled to vote generally for the election of directors of such issuer which securities the holders of Matria Common Stock shall have received or as a matter of right be entitled to receive as a result of (i) any capital reorganization or reclassification of the capital stock of Matria, (ii) any consolidation, merger or share exchange of Matria with or into another corporation or (iii) any sale of all or substantially all the assets of Matria.

     (c)     Enforcement.
             -----------

          (i) The Investors, on the one hand, and Matria, on the other, acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

          (ii) No failure or delay on the part of either party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          (iii) MJG and SZI each shall take all action as may be necessary to cause its respective controlled Affiliates to comply with the terms of this Agreement and any violation of this Agreement by any MJG Affiliate or SZI
Affiliate  shall  be  deemed  a  violation  by  MJG  or SZI, as the case may be.

     (d) Entire  Agreement.  This  Agreement,  the  Purchase  Agreement  and the
         -----------------
documents referred to as Exhibits to the Purchase Agreement constitute the entire understanding of the parties with respect to the transactions contemplated by them. This Agreement may be amended only by an agreement in writing executed by all the parties.

     (e) Severability.  If any provision of this Agreement is held by a court of
         ------------
competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

     (f) Heading.  Descriptive  headings are for  convenience  only and will not
         -------
control or affect the meaning or construction of any provision of this Agreement.

     (g) Counterparts.     This  Agreement  may  be  executed  in  two  or  more
         ------------
counterparts, and each such executed counterpart will be an original instrument.

     (h) Notices. All notices, consents, requests,  instructions,  approvals and
         -------
other communications provided for in this Agreement and all legal process in regard to this Agreement will be validly given, made or served, if in writing and delivered personally, by telecopy (except for legal process) or sent by registered mail postage paid.

          If  to  Matria:

               Matria  Healthcare,  Inc.
               1850  Parkway  Place
               12th  Floor
               Marietta,  Georgia  30067
               Attention:  General  Counsel
               Telecopy  Number:  (770)  767-7769
          with  a  copy  to:

               Troutman  Sanders  LLP
               NationsBank  Plaza
               600  Peachtree  Street,  N.E.
               Suite  5200
               Atlanta,  Georgia  30308-2216
               Attention:  James  L.  Smith,  III,  Esq.
               Telecopy  Number:  (404)  962-6687

          If  to  MJG:

               Mr.  Mark  J.  Gainor
               Gainor  Medical  Management,  LLC
               2205  Highway  42  North
               P.O.  Box  353
               McDonough,  Georgia  30253-0353
               Telecopy  Number:  (770)  474-1600

          with  a  copy  to:

               Nelson  Mullins  Riley  &  Scarborough,  L.L.P.
               First  Union  Plaza,  Suite  1400
               999  Peachtree  Street,  N.E.
               Atlanta,  Georgia  30309
               Attention:  Philip  H.  Moise,  Esq.
               Telecopy  Number:  (404)  817-6050

          If  to  SZI:

               SZ  Investments,  L.L.C.
               Two  North  Riverside  Plaza,  Suite  600
               Chicago,  Illinois  60606
               Attention:  Rod  F.  Dammeyer
               Telecopy  Number:  (312)  454-0610

          with  a  copy  to:

               Rosenberg  &  Liebentritt,  P.C.
               Two  North  Riverside  Plaza,  Suite  1600
               Chicago,  Illinois  60606
               Attention:  President
               Telecopy  Number:  312-454-0335

or to such other address or telecopy number as any party may, from time to time, designate in a written notice given in a like manner. Notice by telecopy shall be deemed delivered on the day telephone confirmation of receipt is given.

     (i)  Successors and Assigns.  This Agreement  shall bind the successors and
          ----------------------
assigns of the parties, and inure to the benefit of any successor or assign of any of the parties; provided, however, that no party may assign this Agreement without the other party's prior written consent.

     (j) Change in Control.  Notwithstanding  anything  to the  contrary in this
         -----------------
Agreement, all of the provisions of this Agreement shall terminate in the event of a Change in Control of Matria.

     (k)  Governing  Law. This  Agreement  will be governed by and construed and
          --------------
enforced in accordance with the internal laws of the State of Georgia, without giving effect to the conflict of laws principles thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.



                              MATRIA  HEALTHCARE,  INC.


                              By:   /s/  Donald  R.  Millard
                                    ------------------------
                              Title:     President  and  Chief Executive Officer
                                         ---------------------------------------



                                    /s/  Mark  J.  Gainor
                                    ---------------------
                                         MARK  J.  GAINOR



                              SZ  INVESTMENTS,  L.L.C.


                              By:    /s/  Rod  F.  Dammeyer
                                     ----------------------
                              Title:      Vice  President
                                          ---------------